Exhibit 10.4

FIRST AMENDMENT TO

AGREEMENT OF SALE AND PURCHASE

[Perdido Key-Parcels B1 and A1 through A5]

THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (herein called this “Amendment”) is made and entered into as of September 20, 2012 (“Amendment Effective Date”), by and between WCI COMMUNITIES, LLC, a Delaware limited liability company (herein called “Seller”); and MLD, LLC, a Delaware limited liability company (herein called “Buyer”).

WHEREAS, Seller and Buyer have executed and entered into that certain Agreement of Sale and Purchase dated effective as of June 22, 2012 (herein called the “Agreement”) and

WHEREAS, Seller and Buyer desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.	Defined Terms: Defined and capitalized terms in this Amendment will have the same meaning as defined and capitalized in the Agreement, unless otherwise indicated in this Amendment.

2.	Recitals: The recitals set forth above are true and correct and hereby incorporated in their entirety by reference.

3.	Extension of the Inspection Period. Notwithstanding any of the terms and provisions set forth in the Agreement to the contrary, including, without limitation, Section 7.1 thereof, Seller and Buyer agree that the date of expiration of the Inspection Period shall be November 30, 2012.

4.	Initial Deposit. The second and third sentences of the last paragraph of Section 2.2(c) are hereby deleted, amended and restated as follows:

“The Initial Deposit is non-refundable to Buyer effective on the Amendment Effective Date, unless: (a) Buyer’s conditions precedent to Closing set forth in Section 6.1 (a) are not satisfied or waived by Buyer, or (b) as otherwise provided in Section 3.1, or (c) if Buyer has not obtained a written commitment from a flag/brand hotel as described in Section 13.23 of the Agreement on or prior to the expiration of the Inspection Period (“Hotel Commitment”) and Buyer terminates the Agreement as provided in Section 7.2. Buyer agrees to promptly provide a copy of the Hotel Commitment to Seller when received by Buyer. If Buyer does not terminate the Agreement as provided in Section 7.2 of the Agreement and delivers the Additional Deposit to Escrow Agent as provided in Section 2.2 (a), the Deposit shall be non-refundable to Buyer unless Buyer’s conditions precedent to Closing set forth in Section 6.1 (a) are not satisfied (or waived by Buyer), or as otherwise provided in Section 3.1.”

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5.	Termination of Agreement. The last sentence of Section 7.2 of the Agreement is hereby deleted, amended and restated as follows:

“In the event Buyer terminates the Agreement pursuant to Section 7.2, the Agreement shall by null and void, the Initial Deposit shall be promptly delivered by Escrow Agent to Seller (unless Buyer has not obtained the Hotel Commitment by the expiration of the Inspection Period), and subject to Section 7.1 and 7.3 and Section 10 of the Agreement, the parties shall have no further rights or obligations hereunder. The parties agree that the initial Deposit shall be refunded by Escrow Agent to Buyer in the event that Buyer terminates the Agreement on or prior to the expiration of the Inspection Period pursuant to Section 7.2 and Buyer has not obtained the Hotel Commitment by such date.”

6.	Permit Modification. The last sentence of Section 13.19 of the Agreement is hereby deleted, amended and restated as follows:

“Notwithstanding anything to the contrary in this Agreement, if Seller has not obtained the permit Modification on or before March 29, 2013, this Agreement shall automatically terminate, the Deposit shall be refunded to Buyer, and subject to Sections 7.1, 7.3 and 10, the parties shall have no further rights or obligations hereunder”.

7.	Miscellaneous.

a)	Ratification. The Agreement, as amended by this Amendment, is hereby ratified and affirmed.

b)	Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the subject matter thereof and hereof, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in the Agreement, as amended by this Amendment, shall be of no force or effect.

c)	Conflict. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

d)	Multiple Counterparts. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one Amendment.

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e)	Facsimile or PDF Signatures. For purposes of this Amendment, signatures delivered by facsimile or as a PDF attached to an e-mail shall be as binding as originals upon the parties so signing.

f)	Headings. The use of headings. Captions and number of the contents of particular sections are inserted only for the convenience of identifying and indexing various provisions in this Amendment and shall not be construed as a part of this Amendment or as a limitation on the scope of any of the terms or provisions of this Amendment.

g)	Parties. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date set forth above.

SELLER:

WCI COMMUNITIES, LLC,

a Delaware limited liability company

By: /s/ John Ferry

       John Ferry, Vice President

Date: 11/29/2012

BUYER:

MLD, LLC,

a Delaware limited liability company

By: /s/ P.K. Smartt

Its: Managing Member

Date: 11/29/2012

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